As filed with the Securities and Exchange Commission on May 31, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IMV Inc.
(Exact name of Registrant as specified in its charter)

Not applicable
(Translation of Registrant’s name into English (if applicable))

Canada	2834	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

1344 Summer Street, Suite 412

Halifax, Nova Scotia B3H 0A8

Canada

(902) 492-1819
(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, NY 10011
(212) 894-8800
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Philippe Leclerc McCarthy Tétrault LLP 500, Grande Allée Est, 9e étage Québec City, Québec G1R 2J7 Canada (418) 521-3000	Pierre Labbé IMV Inc. 1344 Summer Street, Suite 412 Halifax, Nova Scotia B3H 0A8 Canada (902) 492-1819	Thomas M. Rose Troutman Sanders LLP 401 9th Street, NW Suite 1000 Washington, DC 20004 (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Nova Scotia
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)		Proposed maximum aggregate offering price (3) (4)		Amount of registration fee
Common Shares (no par value)		—		—		—
Preferred Shares (no par value)		—		—		—
Subscription Receipts		—		—		—
Warrants		—		—		—
Units		—		—		—
Total	US$	116,306,118	US$	116,306,118	US$	14,481

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, subscription receipts, warrants and units of the Registrant (the “Securities”) as shall have an aggregate initial offering price of up to US$116,306,118 (Cdn$150,000,000). The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

(4)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of $150,000,000 converted into U.S. dollars based on the average exchange rate on May 30, 2018, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.7754.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in the provinces British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in the provinces British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of IMV Inc. at #53-1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, B3H 0A8 (telephone (902) 492-1819), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 31, 2018

$150,000,000
Preferred Shares
Common Shares
Subscription Receipts
Warrants
Units

Under this short form base shelf prospectus (the “Prospectus”), IMV Inc. (formerly Immunovaccine Inc.) (“IMV” or the “Corporation”) may, from time to time during the 25-month period that this Prospectus, including any amendments, remains valid, offer and issue preferred shares (the “Preferred Shares”) or common shares (the “Common Shares”) of its share capital, or subscription receipts (the “Subscription Receipts”), warrants or options to purchase Common Shares (collectively, the “Warrants”) or units comprised of one or more of the other securities described in this Prospectus in any combination (the “Units” and together with the Common Shares, Subscription Receipts and Warrants, the “Securities”) in one or more offerings of up to $150,000,000 (or the equivalent in foreign currencies). The Securities may be offered separately or together, in amounts, at prices and on terms based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). The Corporation may sell the Preferred Shares, the Subscription Receipts and the Warrants in one or more series.

The specific variable terms of any offering of Securities will be set forth in a Prospectus Supplement and may include, where applicable:

-	in the case of Preferred Shares, the number of Preferred Shares offered, the offering price and any other specific terms;

-	in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms;

-	in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms;

-	in the case of Warrants, the number of Warrants offered, the offering price, the designation, number and terms of the Securities that may be purchased upon exercise of each Warrant and any other specific terms; and

-	in the case of Units, the designation, number and terms of any other Securities comprising, in any combination, the Units.

A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

All shelf information permitted under Securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of Securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. This Prospectus and any applicable Prospectus Supplement should be read carefully before investing in Securities. This Prospectus may not be used to offer any of the Securities unless accompanied by a Prospectus Supplement.

The Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “IMV” and on the Nasdaq Capital Market (“NASDAQ”) under the symbol “IMV”. On ●, 2018, the last trading day of the Common Shares on the TSX and the NASDAQ before the date hereof, the closing price of the Common Shares was $● and US$●, respectively. Unless otherwise specified in an applicable Prospectus Supplement, the Preferred Shares, the Subscription Receipts, the Warrants and the Units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

The Corporation may offer and sell Securities to or through underwriters, dealers, placement agents or other intermediaries and the Corporation may also offer and sell its Securities directly to one or more purchasers, or through agents designated from time to time at amounts and prices and other terms determined by the Corporation. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, placement agent, intermediary or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to the Corporation and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

The offering of Securities hereunder is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Annual financial statements for the year ended December 31, 2017 included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal Securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in this Prospectus or any Prospectus Supplement may by residents of a foreign country and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Albert Scardino and Wayne Pisano, members of the board of directors of the Corporation, both reside outside of Canada and have appointed IMV Inc., #53-1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, BH3 0A8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

The Corporation’s head office and registered office is located at #53-1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, BH3 0A8.

Investing in the Securities involves risks, including those that are described in the “Risk Factors” section of this Prospectus. The Corporation will apply to list the Common Shares distributed under this Prospectus including the Common Shares underlying the Preferred Shares, Units, Warrants and Subscription Receipts, if any. However, unless specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Units, Warrants and Subscriptions Receipts may be sold and purchasers may not be able to resell the Preferred Shares, Units, Warrants and Subscription Receipts purchased under this Prospectus and the Prospectus Supplements. This may affect the pricing of the Preferred Shares, Units, Warrants and Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Units, Warrants and Subscription Receipts and the extent of issuer regulation. See “Risk Factors”.

No underwriter, dealer, placement agent, other intermediary or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares. The post-consolidation Common Shares began trading on TSX on May 10, 2018. Historical trading prices and volumes have been amended to reflect the 3.2 for 1 consolidation.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by McCarthy Tétrault LLP, with respect to Canadian legal matters, and by Troutman Sanders LLP, with respect to U.S. legal matters.

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GENERAL MATTERS

Purchasers of Securities should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide purchasers with different or additional information. If anyone provides purchasers with different or additional information, purchasers should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted. Purchasers should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since those dates.

“DepoVax” is a trademark of the Corporation. This Prospectus also includes references to trade names and trademarks of other companies, which trade names and trademarks are the properties of their respective owners.

The corporate website of the Corporation is www.imvaccine.com. The information on the Corporation’s website is not intended to be included or incorporated by reference into this Prospectus and prospective purchasers should not rely on such information when deciding whether or not to invest in the Securities.

Statistical information and other data relating to the pharmaceutical and biotechnology industry included in this Prospectus are derived from recognized industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Market data and industry forecasts used throughout this Prospectus were obtained from various publicly available sources. Although the Corporation believes that these independent sources are generally reliable, the accuracy and completeness of the information from such sources are not guaranteed and have not been independently verified.

In this Prospectus, unless otherwise noted, all dollar amounts are expressed in Canadian dollars.

This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) relating to the Securities that the Corporation has or will file with the SEC. Under the U.S. Registration Statement, the Corporation may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $150,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference”. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to IMV and the Securities.

EXCHANGE RATE INFORMATION

The consolidated financial statements incorporated by reference into this Prospectus and the other documents incorporated by reference into this Prospectus, and the financial data derived from those consolidated financial statements included in this Prospectus, are presented in Canadian dollars, unless otherwise specified, and have been prepared in accordance with IFRS. References in this Prospectus to “dollars”, “Cdn$” or “$” are to Canadian dollars. United States dollars are indicated by the symbol “US$”.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the closing exchange rate published by the Bank of Canada for the applicable periods.

	Year ended December 31,
	2017	2016	2015
High for the period	0.8245	0.7977	0.8511
Low for the period	0.7276	0.6869	0.7161
End of period	0.7971	0.7448	0.7821
Average for the period	0.7701	0.7550	0.7225

On May 30, 2018, the closing exchange rate for one Canadian dollar, expressed in United States dollars, as reported by the Bank of Canada, was Cdn$1.00 = US$0.7754.

Cautionary Statement regarding Forward-Looking Statements

Certain statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”) which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this Prospectus, such statements reflect current expectations regarding future events and operating performance and speak only as of the date of this Prospectus. Forward-looking statements may use such words as “will”, “may”, “could”, “intends”, “potential”, “plans”, “believes”, “expects”, “projects”, “estimates”, “anticipates”, “continue”, “potential”, “predicts” or “should” and other similar terminology.

Forward-looking statements include, but are not limited to, statements relating to:

-	the Corporation’s business strategy;

-	statements with respect to the sufficiency of the Corporation’s financial resources to support its activities;

-	potential sources of funding;

-	the Corporation’s ability to obtain necessary funding on favorable terms or at all;

-	the Corporation’s expected expenditures and accumulated deficit level;

-	the Corporation’s expected outcomes from its ongoing and future research and research collaborations;

-	the Corporation’s exploration of opportunities to maximize shareholder value as part of the ordinary course of its business through collaborations, strategic partnerships and other transactions with third parties;

-	the Corporation’s plans for the research and development of certain product candidates;

-	the Corporation’s strategy for protecting its intellectual property;

-	the Corporation’s ability to identify licensable products or research suitable for licensing and commercialization;

-	the Corporation’s ability to obtain licences on commercially reasonable terms;

-	the Corporation’s plans for generating revenue;

-	the Corporation’s plans for future clinical trials; and

-	the Corporation’s hiring and retention of skilled staff.

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The forward-looking statements reflect the Corporation’s current views with respect to future events, are subject to risks and uncertainties, and are based upon a number of estimates and assumptions that, while considered reasonable by the Corporation, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Corporation’s actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

-	obtaining additional funding on reasonable terms when necessary;

-	positive results of pre-clinical and clinical tests;

-	the Corporation’s ability to successfully develop existing and new products;

-	the Corporation’s ability to hire and retain skilled staff;

-	the products and technology offered by the Corporation’s competitors;

-	general business and economic conditions;

-	the Corporation’s ability to protect its intellectual property;

-	the Corporation’s ability to manufacture its products and to meet demand; and

-	regulatory approvals.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this Prospectus or, in the case of documents incorporated by reference in this Prospectus, as of the date of such documents, and the Corporation does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. There is no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Purchasers are cautioned that forward-looking statements are not guarantees of future performance and accordingly purchasers are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. New factors emerge from time to time, and it is not possible for management of the Corporation to predict all of these factors or to assess in advance the impact of each such factor on the Corporation’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this Prospectus are expressly qualified by the foregoing cautionary statements and are made as of the date of this Prospectus. The Corporation does not undertake any obligation to publicly update or revise any forward-looking statements, except as required by applicable securities laws. Purchasers should read this Prospectus and consult their own professional advisors to assess the income tax, legal, risk factors and other aspects of their investment in the securities.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at #53-1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, B3H 0A8 (telephone (902) 492-1819), and are also available electronically at www.sedar.com.

In addition to the continuous disclosure obligations of the Corporation under the securities laws of certain provinces of Canada, the Corporation is subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Corporation may not be required to publish financial statements as promptly as U.S. companies. You may read any document that the Corporation files with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. As well, a free copy of any public document filed by IMV with the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC’s website at www.sec.gov.

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The following documents filed with the securities commissions or similar authorities in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador are specifically incorporated by reference in and form an integral part of this Prospectus:

(i)	the annual information form of the Corporation dated March 20, 2018 for the year ended December 31, 2017 (the “AIF”);

(ii)	the audited annual consolidated financial statements of the Corporation and the notes thereto for the years ended December 31, 2017 and 2016, together with the auditor’s report thereon;

(iii)	the management’s report on financial position and operating results of the Corporation for the year ended December 31, 2017 (the “Annual MD&A”), except for the “Letter to Shareholders” which is specifically excluded and is not incorporated by reference herein;

(iv)	the unaudited interim condensed consolidated financial statements of the Corporation and the notes thereto for the three months ended March 31, 2018 and 2017;

(v)	the management’s report on financial position and operating results of the Corporation for the three months ended March 31, 2018, except for the “Letter to Shareholders” which is specifically excluded and is not incorporated by reference herein;

(vi)	the management information circular dated March 29, 2018 relating to the annual and special meeting of shareholders of the Corporation held on May 1, 2018;

(vii)	the material change report dated February 2, 2018 relating to a bought-deal financing agreement to sell Common Shares (the “February 2018 Public Offering”);

(viii)	the material change report dated February 21, 2018 relating to the closing of the February 2018 Public Offering; and

(ix)	the material change report dated May 10, 2018 relating the NASDAQ listing, the consolidation of the Common Shares and the name change.

Any documents of the Corporation of the type referred to in the preceding paragraph and any material change reports (excluding any confidential material change reports) filed by the Corporation with a securities commission or similar regulatory authority in Canada on or after the date of Prospectus and prior to the termination of the offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC by the Corporation after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference into this Prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that the Corporation will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. Registration Statement of which this Prospectus forms a part. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

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DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

•	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

•	the consent of PricewaterhouseCoopers LLP, the Corporation’s independent auditor;

•	the consent of McCarthy Tétrault LLP, the Corporation’s Canadian counsel; and

•	powers of attorney of the Corporation’s directors and officers, as applicable.

A copy of the form of warrant indenture will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the Exchange Act.

THE CORPORATION

The Corporation was incorporated on May 18, 2007 under the name of Rhino Resources Inc. pursuant to the Canada Business Corporations Act. On September 28, 2009, the Corporation changed its name to Immunovaccine Inc. and consolidated its outstanding share capital on a 5 to 1 basis. On May 2, 2018, the Corporation changed its name to IMV Inc. and consolidated its outstanding share capital on a 3.2 to 1 basis.

The Corporation has one wholly-owned subsidiary, Immunovaccine Technologies Inc. (“IVT”), which is incorporated under the laws of Nova Scotia.

The Corporation’s head and registered office is located at 1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, B3H 0A8.

BUSINESS OF THE CORPORATION

Overview

IMV is a clinical-stage company pioneering a new class of immunotherapies based on a disruptive drug delivery technology (DPX) with potential applications in multiple markets in cancer, infectious diseases and other therapeutic areas. The DPX platform is based on a novel mechanism of action (MOA) for targeted delivery of active ingredients to immune cells using a patented lipid nanoparticle technology. The Corporation leverages this MOA to generate a new generation of therapeutic capabilities with a primary focus on T cell therapies for cancer.

The Corporation’s first cancer immunotherapy uses survivin-based peptides licensed from Merck KGaA, on a world-wide exclusive basis, formulated in DPX. Survivin is a well characterized and recognized tumor associated antigen known to be expressed during fetal development and across most tumour cell types, but is rarely present in normal, non-malignant adult cells. It has been shown that survivin was expressed in all 60 different human tumour lines used in the National Cancer Institute's cancer drug-screening program.

DPX-Survivac, is currently being tested in a co-funded Phase 1b clinical trial with Incyte Corporation (“Incyte”), which evaluates the combination of DPX-Survivac with Incyte’s investigational oral indoleamine 2,3-dioxygenase 1 (IDO1) inhibitor, epacadostat, in ovarian cancer patients. DPX-Survivac is also being tested in two investigator-sponsored Phase 2 clinical trials in combination with checkpoint inhibitor pembrolizumab of Merck & Co Inc. in patients with recurrent, platinum-resistant and sensitive ovarian cancer and in patients with measurable or recurrent diffuse large B cell lymphoma (DLBCL). In infectious disease vaccine applications, the Corporation has completed a demonstration Phase 1 clinical trial with a target against the respiratory syncytial virus (RSV). The Corporation also has a commercial licencing agreement with Zoetis for the development of two cattle vaccines and is also conducting several research and clinical collaborations, including a collaboration with the Dana-Farber Cancer Institute for Human Papillomavirus (HPV) related cancers and with Leidos, Inc. in the United States for the development of vaccine candidates for malaria and the Zika virus.

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Recent developments

On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares. The post-consolidation Common Shares began trading on TSX on May 10, 2018.

The following table sets out certain information contained in documents incorporated by reference in this Prospectus for the periods indicated, restated as if the consolidation had occurred at such time. Due to the 3.2 for 1 share consolidation which occurred in May 2018, the total number of Common Shares and options outstanding, the total number of options exercisable and the weighted average Common Shares outstanding (basic and diluted) have all been divided by 3.2 from the numbers shown in the Corporation’s previously filed annual financial statements (reported on an annual basis). As a result of the consolidation, the basic and diluted earnings per Common Share have been multiplied by 3.2 from the numbers disclosed in the Corporation’s previously filed annual financial statements.

	December 31, 2017	December 31, 2016
Basic and diluted loss per share	(0.31)	(0.28)
Common shares outstanding	40,319,928	36,817,314
Stock options outstanding	1,498,044	1,961,765
Warrants outstanding	2,087,598	2,725,596
Deferred share units outstanding	186,327	101,563
Weighted-average shares outstanding	38,656,778	31,602,737
Weighted-average shares outstanding - diluted	38,656,778	31,602,737

CONSOLIDATED CAPITALIZATION

Except as otherwise disclosed in this Prospectus and the documents incorporated by reference herein, there have been no material changes in the consolidated share and loan capital of IMV from March 31, 2018 to the date of this Prospectus.

USE OF PROCEEDS

The aggregate proceeds of distributions of Securities under this Prospectus shall not exceed $150,000,000. The net proceeds to be received by the Corporation from the distribution from time to time of Securities under this Prospectus will be the gross proceeds of such issue less any commissions and expenses paid in connection therewith.

Unless otherwise specified in a Prospectus Supplement, the net proceeds received by the Corporation from the sale of the Securities will be used for working capital and general corporate purposes including, but not limited to, to advance the research and development and clinical advancement of the Corporation’s cancer and infectious disease vaccine candidates. A Prospectus Supplement will contain specific information about the use of proceeds from the sale of the Securities under that Prospectus Supplement.

More detailed information regarding the use of proceeds from the sale of the Securities will be described in any applicable Prospectus Supplement. Pending the application of the net proceeds, the Corporation intends to invest the net proceeds in investment-grade, interest-bearing securities, the primary objectives of which are liquidity and capital preservation.

6

Negative Cash Flow

The Corporation has incurred significant operating losses and negative cash flows from operations since inception and has an accumulated deficit of $70,820,867 as at December 31, 2017. The ability of the Corporation to continue as a going concern is dependent upon raising additional financing through equity and non-dilutive funding and partnerships. There can be no assurance that the Corporation will have sufficient capital to fund its ongoing operations, develop or commercialize any products without future financings. These material uncertainties cast significant doubt as to the Corporation’s ability to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern. If the Corporation is unable to obtain additional financing when required, the Corporation may have to substantially reduce or eliminate planned expenditures or the Corporation may be unable to continue operations.

The Corporation’s ability to continue as a going concern is dependent upon its ability to fund its research and development programs and defend its patent rights. It is expected that proceeds from the sale of Securities under the Prospectus will be used to fund anticipated negative cash flow from operating activities, as described above.

Plan of Distribution

The Corporation may offer and sell its Securities to or through underwriters, dealers, placement agents or other intermediaries and the Corporation may also offer and sell its Securities directly to one or more purchasers or through agents in negotiated transactions, block trades, equity lines of credit or a combination of these methods, subject to obtaining any applicable exemption from registration requirements. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at:

-	a fixed price or prices, which may be changed from time to time;

-	market prices prevailing at the time of sale;

-	prices related to such prevailing market prices; or

-	other negotiated prices, including sales in transactions that are deemed to be “at-the-market” distribution” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSX, the NASDAQ or other existing trading markets for the Securities.

The Corporation may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplements for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters, dealers, placement agents, other intermediaries or agents, the purchase price of such Securities, the proceeds to the Corporation from such sale, any underwriting commissions or discounts and other items constituting compensation and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers, placement agents, other intermediaries or agents. Only underwriters, dealers, placement agents, other intermediaries or agents so named in the Prospectus Supplements are deemed to be underwriters in connection with the Securities offered thereby.

In connection with the sale of Securities, underwriters, dealers, placement agents, other intermediaries or agents may receive compensation from the Corporation or from purchasers of Securities for whom they may act as intermediary or agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents, other intermediaries or agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Corporation and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

7

If so indicated in the applicable Prospectus Supplements, the Corporation may authorize dealers, placement agents, other intermediaries or other persons acting as its agents to solicit offers by certain institutions to purchase the Securities directly from the Corporation pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplements, which will also set forth the commission payable for solicitation of these contracts.

Any offering of Preferred Shares, Warrants, Units or Subscription Receipts will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplements, the Preferred Shares, Warrants, Units or Subscription Receipts will not be listed on any securities or stock exchange or on any automated dealer quotation system. Unless otherwise specified in the applicable Prospectus Supplements, there is no market through which the Preferred Shares, Warrants, Units or Subscription Receipts may be sold and purchasers may not be able to resell Preferred Shares, Warrants, Units or Subscription Receipts purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Warrants, Units or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Certain dealers may make a market in the Preferred Shares, Warrants, Units or Subscription Receipts.

The Prospectus Supplements will set forth the terms of the offering of Securities, including:

-	the name or the names of any underwriters, dealers, placement agents, other intermediaries or agents, if any;

-	the purchase price of, and form of consideration for, the Securities and the proceeds;

-	any delayed delivery arrangements;

-	any underwriting commissions, fees, discounts and other items constituting underwriters’ compensation;

-	the offering price;

-	any discounts or concessions allowed or re-allowed or paid to dealers; and

-	any other securities exchanges on which the Securities may be listed, if any.

Only the underwriters, dealers, placement agents, other intermediaries or agents named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

The Common Shares may be sold, from time to time in one or more transactions at a fixed price or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices.

Under agreements that may be entered into by IMV, underwriters, dealers, placement agents, other intermediaries or agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under any applicable Canadian provincial securities legislation, or to contributions with respect to payments that such underwriters, dealers or agents may be required to make in that respect.

In connection with an offering, the underwriters, dealers, placement agents, other intermediaries or agents, if any, may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time and would be subject to applicable law.

8

By Underwriters, Dealers, Placement Agents or Other Intermediaries

If underwriters, dealers, placement agents or other intermediaries are used in the sale, the Securities will be acquired by such underwriters, dealers, placement agents or other intermediaries for their own account, as principals, and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers, placement agents or other intermediaries may be changed from time to time. Unless otherwise set forth in the Prospectus Supplements relating thereto, the obligations of underwriters, dealers, placement agents or other intermediaries to purchase the Securities will be subject to certain conditions, but the underwriters, dealers, placement agents or other intermediaries will be obligated to purchase all of the Securities offered by the Prospectus Supplements if any of such Securities are purchased. The Corporation may agree to pay the underwriters, dealers, placement agents or other intermediaries a fee or commission for various services relating to the offering of any Securities. Any such fees or commissions will be paid out of the general corporate funds of the Corporation.

In compliance with the guidelines of the Financial Regulatory Authority Inc. (“FINRA”) and subject to the approval of FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of Securities pursuant to this Prospectus and any applicable Prospectus Supplement. If 5% or more of the net proceeds of any offering of Securities made under this Prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

By Agents

The Securities may also be sold through agents designated by the Corporation. Any agent involved will be named, and any fees or commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplements. Any such fees or commissions will be paid out of the general corporate funds of the Corporation. Unless otherwise indicated in the Prospectus Supplements, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser. In this case, no underwriters, dealers, placement agents, other intermediaries or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act of 1933, as amended.

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The Corporation may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by the Corporation or borrowed from the Corporation or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from the Corporation in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

9

One or more firms, referred to as “remarketing firms”, may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Corporation. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with the Corporation and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, other than an “at-the-market” distribution, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. With respect to an “at-the-market” distribution, no underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

DESCRIPTION OF SHARE CAPITAL

IMV’s authorized share capital consists of an unlimited number of Common Shares and Preferred Shares issuable in series, all without par value. As of the date hereof, a total of 43,045,068 Common Shares and no Preferred Shares are issued and outstanding.

On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares.

Common Shares

The Common Shares of the Corporation rank junior to the Preferred Shares with respect to the payment of dividends, return of capital and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of the Corporation. In the event of liquidation, dissolution or winding-up of the Corporation, subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive all the remaining property and assets of the Corporation. The holders of Common Shares are entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and each Common Share, when represented at any meeting of the shareholders of the Corporation, carries the right to one vote.

Preferred Shares

The Preferred Shares of the Corporation are issuable from time to time in one or more series as determined by the Board of Directors of the Corporation. The Board of Directors of the Corporation may determine, before issuance, the designation, rights, privileges and restrictions attached to each series of Preferred Shares including the rate of preferential dividends, the dates of payment thereof, the redemption price and the terms of redemption, voting rights and conversion rights (if any), the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof. If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate rateably in respect of accumulated dividends and return of capital. The holders of Preferred Shares are entitled to priority over holders of any Common Shares of the Corporation with respect to the payment of dividends or the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. Except as required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled to receive notice of, to attend or to vote at any meetings of the shareholders of the Corporation.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

10

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by the Corporation with the applicable securities commission or similar regulatory authorities after it has been entered into by IMV and will be available electronically at www.sedar.com. Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts will have a contractual right of rescission against the Corporation, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

-	the number of Subscription Receipts offered;

-	the price at which the Subscription Receipts will be offered;

-	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

-	the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;

-	the number of Common Shares or other securities that may be obtained upon exchange of each Subscription Receipt;

-	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

-	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

-	the material tax consequences of owning the Subscription Receipts; and

-	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Corporation may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Warrants that the Corporation may offer under this Prospectus in one or more series. While the terms the Corporation has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Corporation will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.

Unless the applicable Prospectus Supplement otherwise indicates, Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Corporation and a warrant trustee that the Corporation will name in the relevant Prospectus Supplements. Each warrant trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

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This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Prospectus Supplement. Prospective purchasers should refer to the Prospectus Supplement and Warrant Indenture, if applicable, relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any Warrant Indenture relating to an offering of Warrants will be filed by the Corporation with the applicable securities regulatory authorities in Canada after the Corporation has entered into it and will be available electronically at www.sedar.com.

The applicable Prospectus Supplements relating to any Warrants offered by the Corporation will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

-	the designation and aggregate number of Warrants;

-	the price at which the Warrants will be offered;

-	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

-	the number of securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the securities may be purchased upon exercise of each Warrant;

-	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security;

-	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

-	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

-	whether the Corporation will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

-	whether the Warrants will be listed on any exchange;

-	material United States and Canadian federal income tax consequences of owning the Warrants; and

-	any other material terms or conditions of the Warrants.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described above may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

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Prior Sales

The following table sets out the details of the issuance by the Corporation of Common Shares, options to purchase Common Shares, warrants to purchase Common Shares, deferred share units, if any, during the 12-month period before the date of this Prospectus:

Security	Number(1)	Price(1)		Issuance Date
Common Shares(2)	2,403,846	$4.16		June 21, 2017
Compensation options(3)	144,231	$4.22		June 21, 2017
Common Shares(4)	408	N/A	(5)	June 26, 2017
Deferred share units(6)	24,202	$3.68		June 30, 2017
Common Shares(7)	18,438	$2.30		July 10, 2017
Common Shares(7)	15,156	$2.30		July 19, 2017
Deferred share units(8)	25,074	$3.552		September 30, 2017
Common Shares(9)	73,736	$1.92		September 30, 2017
Common Shares(7)	8,906	$2.30		October 19, 2017
Common Shares(4)	3,953	N/A	(10)	November 15, 2017
Common Shares(9)	31,250	$1.92		November 24, 2017
Common Shares(7)	78,125	$2.30		November 24, 2017
Common Shares(4)	1,022	N/A	(11)	December 1, 2017
Common Shares(9)	104,986	$1.92		December 5, 2017
Common Shares(7)	46,875	$2.30		December 5, 2017
Common Shares(7)	46,875	$2.30		December 6, 2017
Common Shares(7)	11,250	$2.30		December 12, 2017
Common Shares(4)	6,323	N/A	(12)	December 19, 2017
Deferred share units(13)	12,101	$2.30		December 31, 2017
Common Shares(4)	54,852	N/A	(14)	January 3, 2018
Common Shares(4)	9,656	N/A	(15)	January 8, 2018
Stock Options(16)	116,063	$7.04		January 16, 2018
Common Shares(4)	1,692	N/A	(5)	January 17, 2018
Common Shares(4)	7,631	N/A	(17)	January 19, 2018
Stock options(18)	78,125	$7.04		January 22, 2018
Common Shares(4)	9,148	N/A	(19)	January 22, 2018
Common Shares(20)	2,246,094	$6.40		February 15, 2018
Common Shares(4)	190,871	N/A	(21)	February 26, 2018
Common Shares(4)	6,019	N/A	(22)	February 28, 2018
Stock Options(31)	390,625	$6.40		March 21, 2018
Common Shares(4)	625	$3.20		March 22, 2018
Common Shares(4)	3,025	$0.90		March 22, 2018
Common Shares(4)	773	N/A	(23)	March 26, 2018
Common Shares(4)	3,125	$3.20		March 27, 2018
Deferred share units(27)	15,675	$6.24		March 31, 2018
Stock options(32)	4,688	$6.40		April 1, 2018
Common Shares(4)	5,084	N/A	(24)	April 3, 2018
Common Shares(4)	1,702	N/A	(25)	April 4, 2018
Common Shares(4)	1,972	N/A	(26)	April 5, 2018
Common Shares(4)	10,144	$0.90		April 11, 2018
Common Shares(7)	22,891	$2.30		April 19, 2018
Common Shares(7)	17,469	$2.30		April 23, 2018
Common Shares(7)	15,625	$2.30		April 24, 2018
Common Shares(4)	1,721	N/A	(28)	April 27, 2018
Common Shares(4)	10,938	$0.90		April 30, 2018
Common Shares(29)	15,625	$2.53		May 1, 2018
Common Shares(7)	2,344	$2.30		May 1, 2018
Common Shares(7)	4,250	$2.30		May 3, 2018
Common Shares(30)	12,839	N/A	(30)	May 15, 2018

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Security	Number(1)	Price(1)	Issuance Date
Common Shares(7)	62,500	$2.30	May 17, 2018
Common Shares(7)	7,812	$2.30	May 18, 2018
Common Shares(7)	18,467	$2.30	May 23, 2018
Common Shares(4)	15,625	$2.53	May 23, 2018
Common Shares(4)	15,625	$2.11	May 23, 2018
Common Shares(4)	3,125	$3.20	May 23, 2018
Common Shares(4)	15,625	$2.37	May 23, 2018
Common Shares(4)	15,625	$2.11	May 23, 2018
Common Shares(7)	18,467	$2.30	May 23, 2018
Common Shares(7)	10,812	$2.30	May 24, 2018
Common Shares(7)	4,250	$2.30	May 25, 2018
Common Shares(7)	4,109	$2.30	May 28, 2018
Common Shares(7)	31,250	$2.30	May 30, 2018
Common Shares(7)	16,328	$2.30	May 31, 2018

(1)	On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares. Historical information with regards to issuance of Common Shares, options to purchase Common Shares, warrants to purchase Common Shares and Deferred share units (“DSUs”) has been amended to reflect the 3.2 to 1 consolidation. Fractions have been rounded up or down to the nearest whole number and prices have been rounded up or down to the nearest cent.
(2)	Common Shares issued pursuant to a bought-deal public offering of Common Shares (the “June 2017 Public Offering”).
(3)	Compensation options exercisable at a price of $4.22 per Common Share until June 21, 2019 issued as consideration to the underwriters of the June 2017 Public Offering.
(4)	Common Shares issued upon exercise of stock options.
(5)	Cashless exercise of 3,125 options.
(6)	DSUs issued pursuant to the Corporation’s deferred share unit plan (the “DSU Plan”) at a deemed price of $3.68 per DSU. Each DSU entitles the holder thereof to receive one Common Share on the terms and conditions set forth in the DSU Plan.
(7)	Common Shares issued upon exercise of common share purchase warrants (the “2016 Warrants”) being part of units issued pursuant to a bought-deal private placement of units (the “June 2016 Private Placement”). Each 2016 Warrant entitles its holder to purchase one Common Share at a price of $2.30 per Common Share until June 8, 2018.
(8)	DSUs issued pursuant to the DSU Plan at a deemed price of $3.55 per DSU. Each DSU entitles the holder thereof to receive one Common Share on the terms and conditions set forth in the DSU Plan.
(9)	Common Shares issued upon exercise of non-transferable compensation options exercisable at a price of $1.92 per Common Share until June 8, 2018 issued as a consideration to the underwriters of the June 2016 Private Placement.
(10)	Cashless exercise of 7,813 options.
(11)	Cashless exercise of 1,885 options.
(12)	Cashless exercise of 9,375 options.
(13)	DSUs issued pursuant to the DSU Plan at a deemed price of $7.36 per DSU. Each DSU entitles the holder thereof to receive one Common Share on the terms and conditions set forth in the DSU Plan.
(14)	Cashless exercise of 78,188 options.
(15)	Cashless exercise of 10,938 options.
(16)	Grant of stock options governed by the Corporation’s stock option plan exercisable at a price of $7.04 per Common Share until January 16, 2023.
(17)	Cashless exercise of 8,738 options.
(18)	Grant of stock options governed by the Corporation’s stock option plan exercisable at a price of $7.04 per Common Share until January 22, 2023.
(19)	Cashless exercise of 13,438 options.
(20)	Common Shares issued pursuant to the February 2018 Public Offering.
(21)	Cashless exercise of 293,438 options.
(22)	Cashless exercise of 9,750 options.
(23)	Cashless exercise of 1,563 options.
(24)	Cashless exercise of 7,813 options.
(25)	Cashless exercise of 1,992 options.
(26)	Cashless exercise of 2,306 options.
(27)	DSUs issued pursuant to the DSU Plan at a deemed price of $6.24 per DSU. Each DSU entitles the holder thereof to receive one Common Share on the terms and conditions set forth in the DSU Plan.
(28)	Cashless exercise of 2,020 options.
(29)	Compensation options exercisable at a price of $2.528 per Common Share until December 9, 2018 issued as consideration to the underwriters of the December 2016 Private Placement.
(30)	Common shares issued upon redemption of 26,051 DSUs in accordance with the terms of the DSU Plan.
(31)	Grant of stock options governed by the Corporation’s stock option plan exercisable at a price of $6.40 per Common Share until March 21, 2023.
(32)	Grant of stock options governed by the Corporation’s stock option plan exercisable at a price of $6.40 per Common Share until April 1, 2023.

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trading price and volume

The Common Shares are currently listed on the TSX under the symbol “IMV” and NASDAQ under the symbol “IMV”.

The following table provides the price ranges and trading volume of the Common Shares on the TSX for the periods indicated below:

	Price Ranges(1)		Total Cumulative Volume(1)
	High ($)	Low ($)
May 2017	$5.44	$4.00	1,159,566
June 2017	$4.26	$3.58	429,493
July 2017	$4.48	$3.46	621,775
August 2017	$3.94	$3.55	370,905
September 2017	$3.87	$3.36	528,076
October 2017	$4.96	$3.33	1,342,138
November 2017	$5.38	$4.32	1,008,102
December 2017	$8.16	$5.06	1,514,423
January 2018	$8.03	$5.98	1,103,615
February 2018	$6.98	$5.82	589,178
March 2018	$6.66	$5.92	361,870
April 2018	$7.10	$5.18	551,825
May 1-30, 2018	$9.24	$6.11	639,188

(1)	On May 2, 2018, the Corporation filed articles of amendment to give effect to a consolidation of its Common Shares on the basis of 1 post-consolidation Common Share for each 3.2 pre-consolidation Common Shares. The post-consolidation Common Shares began trading on TSX on May 10, 2018. Historical trading prices and volumes have been amended to reflect the 3.2 for 1 consolidation. Fractions have been rounded up or down to the nearest whole number and prices have been rounded up or down to the nearest cent.

Risk Factors

An investment in the Corporation’s securities involves risk. Before you invest in the Securities, you should carefully consider the risks contained in or incorporated by reference into this Prospectus and any applicable Prospectus Supplement, including the risks described below and in the AIF and Annual MD&A, which are incorporated by reference into this Prospectus. The discussion of risks related to the business of the Corporation contained in or incorporated by reference into this Prospectus comprises material risks of which the Corporation is aware. If any of the events or developments described actually occurs, the business, financial condition or results of operations of the Corporation would likely be adversely affected.

Risks Relating to the Securities

The share price has been and is likely to continue to be volatile and an investment in Common Shares may suffer a decline in value.

You should consider an investment in Common Shares as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. The Corporation receives only limited attention by securities analysts and frequently experience an imbalance between supply and demand for Common Shares. The market price of the Common Shares has been highly volatile and is likely to continue to be volatile. This leads to a heightened risk of securities litigation pertaining to such volatility. Factors such as the financial position of the Corporation and the ability of the Corporation to continue as a going concern; the ability to raise additional capital; the progress of the clinical trials; the ability to obtain partners and collaborators to assist with the future development of the products; general market conditions; announcements of technological innovations or new product candidates by the Corporation, the Corporation collaborators or its competitors; published reports by securities analysts; developments in patent or other intellectual property rights; public concern as to the safety and efficacy of drugs that the Corporation and its competitors develop; and shareholder interest in the Common Shares all contribute to the volatility of the share price.

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Future sales of Common Shares by the Corporation or by its existing shareholders could cause share price to fall.

The issuance of Common Shares by the Corporation could result in significant dilution in the equity interest of existing shareholders and adversely affect the market price of the Common Shares. Sales by existing shareholders of a large number of Common Shares in the public market and the issuance of Common Shares issued in connection with strategic alliances, or the perception that such additional sales could occur, could cause the market price of the Common Shares to decline and have an undesirable impact on the Corporation’s ability to raise capital.

Dilution of purchasers.

Purchasers who purchase Securities offered pursuant to this Prospectus may pay more for the Common Shares than the amounts paid by existing shareholders or security holders of the Corporation for their Common Shares. As a result, such purchasers may incur immediate and substantial dilution. Convertible securities have been issued and may be issued in the future by the Corporation at a lower price than the current market value of the Common Shares, consequently, purchasers who purchase Common Shares under the offering of Securities hereunder may incur substantial dilution in the near future.

No dividends have been paid on the Common Shares.

The Corporation has paid no cash dividends on any of its Common Shares to date and currently intends to retain its future earnings, if any, to fund the development growth of its businesses. In addition, the terms of any future debt or credit facility may preclude the Corporation from paying any dividends unless certain consents are obtained and certain conditions are met.

United States investors may not be able to obtain enforcement of civil liabilities against the Corporation.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Corporation is governed by the Canada Business Corporations Act, that the majority of the Corporation officers and directors are residents of Canada, and that all, or a substantial portion of their assets and a substantial portion of the Corporation assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Corporation or certain of the Corporation directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Corporation or its directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Corporation or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

If the Corporation is characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that the Corporation is classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. The determination of whether the Corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the Corporation’s income, expenses and assets from time to time and the nature of the activities performed by the Corporation’s officers and employees. The Corporation may be a PFIC in one or more prior tax years, in the current tax year and in subsequent tax years. Prospective investors should carefully read the tax discussion in any applicable Prospectus Supplement for more information and consult their own tax advisers regarding the likelihood and consequences of the Corporation being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences that may result in an inclusion in gross income without receipt of such income.

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As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

The Corporation is a foreign private issuer under applicable U.S. federal securities laws and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Corporation is required to file in Canada under Canadian securities laws. In addition, the Corporation’s officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Corporation’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of IMV as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Corporation is exempt from the proxy rules under the Exchange Act.

The Corporation may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation.

In order to maintain its current status as a foreign private issuer, a majority of the Corporation’s Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of the Common Shares are owned of record in the United States and the Corporation fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian foreign private issuer eligible to use MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Corporation may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSiderations

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring any Securities offered thereunder, including whether the payments of distributions on the Securities will be subject to Canadian non-resident withholding tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations relevant to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Except as discussed below, this summary does not discuss applicable income tax reporting requirements. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

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No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is for U.S. federal income tax purposes:

-	an individual who is a citizen or resident of the U.S.;

-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

-	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

-	a trust that (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to make all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Common Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding Common Shares of the Corporation. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such partnership generally will depend on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such owner. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian or foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Corporation, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Corporation, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares”). However, the Corporation may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Corporation with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations.

Subject to applicable limitations and provided the Corporation is eligible for the benefits of the Canada – U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Corporation to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends provided certain holding period and other conditions are satisfied, including that the Corporation not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

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Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in Common Shares generally will be such U.S. Holder’s U.S. dollar cost for such Common Shares.

PFIC Status of the Corporation

If the Corporation is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Common Shares. The U.S. federal income tax consequences of owning and disposing of Common Shares if the Corporation is or becomes a PFIC are described below under the heading “Tax Consequences if the Corporation is a PFIC”.

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value).

Under certain attribution and indirect ownership rules, if the Corporation is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of the Corporation’s direct or indirect equity interests in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions”, as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Corporation or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Corporation’s Common Shares are made.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Corporation will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Corporation as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Corporation.

Tax Consequences if the Corporation is a PFIC

If the Corporation is a PFIC for any tax year during which a U.S. Holder holds Common Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such shares. If the Corporation meets the income test or the asset test for any tax year during which a U.S. Holder owns Common Shares, the Corporation will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Corporation meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in the Common Shares or makes a timely and effective QEF Election or Mark-to-Market Election.

Under the default PFIC rules:

-	any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distributions received during the preceding three years) received on Common Shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the Common Shares;

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-	the amount allocated to the current tax year and any year prior to the first year in which the Corporation was a PFIC will be taxed as ordinary income in the current year; the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and

-	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Corporation and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to Common Shares.

U.S. Holders should be aware that, for each tax year, if any, that the Corporation is a PFIC, the Corporation can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Corporation or any Subsidiary PFIC. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Corporation’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Corporation. If the Corporation is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the Common Shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the Common Shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of Common Shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Corporation and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Corporation setting forth the ordinary earnings and net capital gains for the year. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Corporation was not a PFIC and filed a protective statement. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Corporation and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the Common Shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its shares. However, there is no assurance that the Common Shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC because such stock is not marketable. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code, described above, with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions with respect to a Subsidiary PFIC. A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to Common Shares generally will be required to recognize as ordinary income in each tax year in which the Corporation is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the Common Shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the Common Shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its Common Shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the Common Shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

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Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the Common Shares.

Additional Considerations

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). Special rules apply to PFICs. U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid in Canadian dollars to a U.S. Holder in connection with the ownership of the Common Shares, or on the sale, exchange or other taxable disposition of Common Shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source”. Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

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Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complex, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in foreign financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the Common Shares, and (b) proceeds arising from the sale or other taxable disposition of Common Shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24% for the 2018 to 2025 tax years (increasing to 28% for tax years after 2025), may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from the dividend withholding tax or otherwise eligible for a reduced withholding rate. This discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Unless specified in the applicable Prospectus Supplement, certain Canadian legal matters will be passed upon on behalf of the Corporation by McCarthy Tétrault LLP. Certain legal matters relating to United States law will be passed upon on behalf of the Corporation by Troutman Sanders LLP. As of the date hereof, the partners and associates of McCarthy Tétrault LLP, as a group, and the partners and associates of Troutman Sanders LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

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Any Securities offered pursuant to this Prospectus, including by way of at-the-market offerings, will be conducted in accordance with applicable securities legislation in Canada and the United States, and, if applicable, will be subject to regulatory approval or exemptive relief.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants, Halifax, Nova Scotia, Canada.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., at its principal offices located in Toronto, Ontario, Canada or Montréal, Québec, Canada.

Agent for service of Process

Albert Scardino and Wayne Pisano, directors of the Corporation, both reside outside of Canada and have appointed IMV Inc., #53-1344 Summer Street, Suite 412, Halifax, Nova Scotia, Canada, BH3 0A8, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a short form prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the short form prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In an offering of Preferred Shares, Subscription Receipts, Warrants and Units (collectively, “Convertible Securities”), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus and the accompanying Prospectus Supplements is limited, in certain provincial securities legislation, to the price at which such security is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor. By virtue of their purchase of Convertible Securities, original purchasers will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Convertible Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the securities issued to such purchaser upon conversion of such Convertible Securities, in the event that this Prospectus, as supplemented by an applicable Prospectus Supplement relating to such Convertible Securities, as amended, contains a misrepresentation, provided that the right of rescission is exercised within 180 days of the date of the purchase of the Convertible Securities. This contractual right of rescission will be consistent with the statutory right of rescission described under section 137 of the Securities Act (Nova Scotia), and is in addition to any other right or remedy available to original purchasers under section 137 the Securities Act (Nova Scotia) or otherwise to law. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

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ENFORCEABILITY OF JUDGMENTS

The Corporation is incorporated under, and governed by, the laws of Canada. Many of its officers and directors and experts named in this Prospectus are resident outside of the United States, and a majority of their assets, and the assets of IMV, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws.

IMV has filed with the SEC, concurrently with the filing of its U.S. Registration Statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, IMV appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving IMV in a U.S. court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement. However, it may not be possible for investors to enforce outside the United States judgments against IMV obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws.

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CERTIFICATE OF THE CORPORATION

Dated: May 31, 2018

This short form base shelf prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered in this prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia and Newfoundland and Labrador.

/s/ Frederic Ors	/s/ Pierre Labbé
Frederic Ors Chief Executive Officer	Pierre Labbé Chief Financial Officer

On behalf of the Board of Directors

/s/ James Hall	/s/ Shermaine Tilley
James Hall Director	Shermaine Tilley Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The CBCA also provides that the Registrant may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request. The aforementioned individuals are entitled to indemnification from the Registrant if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys to the individual for the costs, charges and expenses of the proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant provide that, in accordance with the provisions of the CBCA and to the full extent provided therein, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may extend the benefits of the foregoing indemnification to other persons, provided such persons are designated by way of a resolution of the board of directors of the Registrant.

Insofar as the indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1*	Annual information form of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.81 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.2*	Annual consolidated financial statements of the Registrant for the year ended December 31, 2017 and 2016, together with the notes thereto (incorporated by reference to Exhibit 99.83 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.3*	Management’s report on financial position and operating results of the Registrant for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.85 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.4*	Unaudited interim condensed consolidated financial statements of the Registrant and the notes thereto for the three months ended March 31, 2018 and 2017 (incorporated by reference to Exhibit 99.101 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.5*	Management’s report on financial position and operating results of the Registrant for the three months ended March 31, 2018 (incorporated by reference to Exhibit 99.102 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.6*	Management information circular dated March 29, 2018 for the Registrant’s annual and special meeting of shareholders held on May 1, 2018 (incorporated by reference to Exhibit 99.91 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.7*	Material change report dated February 2, 2018 in respect of the Registrant’s bought-deal financing agreement to sell common shares (incorporated by reference to Exhibit 99.70 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.8*	Material change report dated February 21, 2018 in respect of the closing of the Registrant’s bought-deal financing of common shares (incorporated by reference to Exhibit 99.75 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

4.9*	Material change report dated May 10, 2018 in respect of the Registrant’s Nasdaq listing, the consolidation of the common shares, and the name change (incorporated by reference to Exhibit 99.100 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on May 25, 2018)

5.1**	Consent of Independent Auditor – PriceWaterhouseCoopers LLP

5.2**	Consent of McCarthy Tétrault LLP

6.1**	Powers of Attorney (included on the signature page of this Registration Statement)

________________

*	Previously filed
**	Filed herewith

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Canada, on the 31st day of May, 2018.

IMV INC.

By:	/s/ Pierre Labbé
Name: Pierre Labbé
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederic Ors and Pierre Labbé or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2018.

Signature	Title

/s/ Frederic Ors	Chief Executive Officer and Director
Frederic Ors	(principal executive officer)

/s/ Pierre Labbé	Chief Financial Officer
Pierre Labbé	(principal financial and accounting officer)

Chairman
Andrew Sheldon

/s/ James Hall	Director
James Hall

Director
Wayne Pisano

/s/ Albert Scardino	Director
Albert Scardino

/s/ Alfred Smithers	Director
Alfred Smithers

/s/ Shermaine Tilley	Director
Shermaine Tilley

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on the 31st day of May, 2018.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director